Michael K. Devlin                                       Immediately
         Senior Vice President
         (617) 628-4000

                 CENTRAL BANCORP REPORTS FIRST QUARTER EARNINGS

     SOMERVILLE,  MASSACHUSETTS,  July 23, 2004-- Central Bancorp, Inc. (NASDAQ:
CEBK) today reported net income of $454,000, or $0.29 per diluted share, for the three months ended June 30, 2004, compared to $1,288,000, or $0.83 per diluted share, for the corresponding quarter in the prior fiscal year. Included in the prior year's quarterly results was a recovery of income taxes of $374,000 attributable to the settlement of the REIT-related tax liability with the Massachusetts Department of Revenue. Exclusive of the foregoing significant item, pro forma earnings were $914,000 for the quarter ended June 30, 2003.

     For the quarter ended June 30, 2004, the Company experienced a decrease in net interest income of $402,000 and a reduction in its net interest margin of 47 basis points to 3.10%, as compared to the quarter ended June 30, 2003. The unfavorable trend in the Company's net interest margin began in the first quarter of fiscal 2004 and is reflective of limitations the Company has had in reducing its cost of funds and the shift in its asset mix from long-term fixed-rate residential mortgage loans to shorter-term investments. Also contributing to the decline in net income was an increase of $391,000 in non-interest expenses due primarily to increases in professional fees ($138,000), salaries and employee benefits ($103,000) and other non-interest expenses ($82,000).

     At June 30, 2004, the Company achieved significant financial milestones in its history with total assets and deposits exceeding $500 million and $300 million, respectively.

     John D. Doherty, Chairman, President & Chief Executive Officer, stated, "We continue to work to maximize the overall return on our interest-earning assets consistent with prudent interest rate risk management. This has resulted in a shift towards shorter-term investments and away from long-term fixed-rate residential mortgages. We believe this strategy better positions the Company in the event of an increase in rates. With


                                  (Continued)

Central Bancorp, Inc.
Page 2 of 3

some flattening of the yield curve forecast by many analysts, it is likely that net interest margins throughout the industry will be under pressure throughout fiscal 2005. Our strategic focus on increasing core deposits is designed to help the Bank improve its net interest margin."

     Loan  quality  continued  to  be  outstanding.   At  June  30,  2004,  loan
delinquencies were minimal and there were no loans in excess of 90 days past due. In addition, the Company held no foreclosed assets at June 30, 2004.

     Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices and one limited-service high school branch in suburban Boston.

                           (See accompanying tables.)

--------------------------------------------------------------------------------

     This press release contains financial information determined by methods other than in accordance with accounting methods generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance which may be presented by other companies.

     This press release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

--------------------------------------------------------------------------------

Central Bancorp, Inc.
Page 3 of 3

                              Central Bancorp, Inc.
                           Consolidated Operating Data
                      (In Thousands, Except Per Share Data)

                                                                              Quarter Ended
                                                                                  June 30,
                                                                        ---------------------------
                                                                         2004                2003
                                                                        ------              ------
                                                                                (Unaudited)
           Net interest and dividend income                             $3,707              $ 4,109

           Provision for loan losses                                        50                   50
           Net gain (loss) on sales of investment securities               134                   (5)
           Gain on sale of loans                                            63                  141
           Other non-interest income                                       251                  278
           Non-interest expenses                                         3,394                3,003
                                                                        ------              -------
             Income before taxes                                           711                1,470

           Provision for income taxes                                      257                  182
                                                                        ------              -------

             Net income                                                 $  454              $ 1,288
                                                                        ======              =======

           Earnings per share:

             Basic                                                      $  .29              $   .83
                                                                        ======              =======

             Diluted                                                    $  .29              $   .83
                                                                        ======              =======

           Weighted average number of
             shares outstanding:
             Basic                                                       1,559                1,546
                                                                        ======              =======

             Diluted                                                     1,573                1,559
                                                                        ======              =======
           Outstanding shares, end of period                             1,665                1,663
                                                                        ======              =======

           RECONCILIATION OF GAAP EARNINGS
            TO PRO FORMA EARNINGS:
            Net income per GAAP                                         $  454              $ 1,288
            Impact of REIT legislation, net of taxes                        --                 (374)
                                                                        ------              -------

             Pro forma earnings                                         $  454              $   914
                                                                        ======              =======

                                                            Consolidated Balance Sheet Data
                                                       (In Thousands, Except Per Share Data)
                                                             June 30,            March 31,
                                                               2004                2004
                                                            ------------------------------
                                                                      (Unaudited)
Total assets                                                $ 507,883            $ 490,897
Investment securities available for sale                      106,700               83,771
Total loans (1)                                               355,792              357,424
Allowance for loan losses                                       3,599                3,537
Deposits                                                      314,167              295,920
Borrowings                                                    142,242              145,256
Stockholders' equity                                           42,634               43,454
Book value per share                                            25.61                26.10


(1) Includes loans held for sale of $925 and $799 at June 30, 2004 and March 31, 2004, respectively.